As Filed With the Securities and Exchange Commission
on February 15, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARSH SUPERMARKETS, INC.
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	35-0918179 (I.R.S. Employer Identification No.)

9800 Crosspoint Boulevard Indianapolis, Indiana (Address of Principal Executive Offices)	46256-3350 (Zip Code)

MARSH SUPERMARKETS, INC. 1998 STOCK INCENTIVE PLAN, AS AMENDED
(Full title of the plan)

P. Lawrence Butt
Senior Vice President, Counsel and Secretary
Marsh Supermarkets, Inc.
9800 Crosspoint Boulevard
Indianapolis, Indiana 46256-3350
(317) 594-2100
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Agent for Service)

With Copies to:

J. Allen Overby
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238
(615) 742-6200

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of registration
to be registered	registered	share(1)	price	fee

Class A & B	750,000	$15.5643	$11,673,225	$1,074
Common Stock, no par value per share, and associated rights

(1)	The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and is based on the average of the high and low price per share of the Registrant’s Class A Common Stock as reported on NASDAQ on February 14, 2002.

Registration of Additional Securities
Incorporation by Reference of Earlier Registration Statements
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
FOURTH SUPPLEMENTAL INDENTURE
OPINION OF P. LAWRENCE BUTT
CONSENT OF ERNST & YOUNG LLP

Registration of Additional Securities

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Class A and B common stock, no par value, and associated rights of Marsh Supermarkets, Inc., an Indiana corporation (the “Registrant”), for the Registrant’s 1998 Stock Incentive Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

     The Registration Statement on Form S-8 (Registration No. 333-64321) previously filed by the Registrant with the Securities and Exchange Commission on September 25, 1998 is hereby incorporated by reference.

Item 8. Exhibits.

Exhibit 4.1	Marsh Supermarkets, Inc. 1998 Stock Incentive Plan – Incorporated herein by reference to Exhibit B to Registrant’s Proxy Statement for the Annual Meeting of Shareholders held August 4, 1998.

Exhibit 4.2	Amendment to 1998 Stock Incentive Plan – Incorporated herein by reference to Exhibit A to Registrant’s Proxy Statement for the Annual Meeting of Shareholders held August 7, 2001.

Exhibit 4.3	Articles V, VI and VII of the Company’s Restated Articles of Incorporation, as amended as of May 15, 1991 – Incorporated herein by reference to Form 10-K for the year ended March 30, 1991.

Exhibit 4.4	Articles V, VI and VII of the Company’s Restated Articles of Incorporation, as amended as of May 15, 1991 – Incorporated by reference to Form 10-K for the year ended March 30, 1991.

Exhibit 4.5	Articles I and IV of the Company’s By-Laws, as amended as of November 26, 1997 – Incorporated by reference to Form 10-Q for the quarter ended January 3, 1998.

Exhibit 4.6	Agreement of the Company to furnish a copy of any agreement relating to certain long-term debt and leases to the Securities and Exchange Commission upon its request – Incorporated by reference to Form 10-K for the year ended March 27, 1987.

Exhibit 4.7	Amended and Restated Rights Agreement, dated as of December 24, 1998, between Marsh Supermarkets, Inc. and National City Bank – Incorporated by reference to Form 8-K, dated December 21, 1998.

Exhibit 4.8	Indenture, dated as of February 15, 1993, between Marsh Supermarkets, Inc. and Society National Bank, as trustee, including form of Indenture , for $17,500,000 7% Convertible Subordinated Debentures, due 2003 – Incorporated by reference to Registration Statement on Form S-2 (File No. 33-65738).

Exhibit 4.9	Indenture, dated August 5, 1997, between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, for $150,000,000 8 7/8% Senior Subordinated Notes, due 2007 – Incorporated by reference to Registration Statement on Form S-4 (File No. 333-34855).

Exhibit 4.10	First Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated December 31, 1997 – Incorporated by reference to Form 10-K for the year ended March 28, 1998.

Exhibit 4.11	Second Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated January 28, 2000 – Incorporated by reference to Form 10-K for year ended April 1, 2000.

Exhibit 4.12	Third Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated June 22, 2000 – Incorporated by reference to Form 10-K for year ended April 1, 2000.

Exhibit 4.13	Credit Agreement between Marsh Supermarkets, Inc. and certain of its subsidiaries and The Provident Bank, as Agent and Arranger, dated June 23, 2000 – Incorporated by reference to Form 10-K for year ended April 1, 2000.

Exhibit 4.14	Fourth Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank & Trust Company, as trustee, dated October 15, 2001.

Exhibit 5.1	Opinion of P. Lawrence Butt

Exhibit 23.1	Consent of P. Lawrence Butt (included in Exhibit 5.1)

Exhibit 23.2	Consent of Ernst & Young LLP

Exhibit 24.1	Power of Attorney (included on page II-4 to this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indianapolis, State of Indiana, on the 15th day of February, 2002.

MARSH SUPERMARKETS, INC.

By:	/s/ Don E. Marsh Don E. Marsh Chairman of the Board of Directors, President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints P. Lawrence Butt and Douglas W. Dougherty, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the 15th day of February, 2002.

Signature	Title

/s/ Don E. Marsh Don E. Marsh	Chairman of the Board of Directors, President and Chief Executive Officer

/s/ Douglas W. Dougherty Douglas W. Dougherty	Senior Vice President, Chief Financial Officer and Treasurer

/s/ Mark A. Varner Mark A. Varner	Corporate Controller

/s/ P. Lawrence Butt P. Lawrence Butt	Senior Vice President, Counsel and Secretary and Director

/s/ Garnet R. Marsh Garnet R. Marsh	Director

/s/ William L. Marsh William L. Marsh	Senior Vice President - Property Management and Director

/s/ Catherine A. Langham Catherine A. Langham	Director

Signature	Title

/s/ Charles R. Clark Charles R. Clark	Director

/s/ Stephen M. Huse Stephen M. Huse	Director

/s/ James K. Risk III James K. Risk III	Director

/s/ K. Clay Smith K. Clay Smith	Director

/s/ J. Michael Blakley J. Michael Blakley	Director

EXHIBIT INDEX

Exhibit 4.1	Marsh Supermarkets, Inc. 1998 Stock Incentive Plan – Incorporated herein by reference to Exhibit B to Registrant’s Proxy Statement for the Annual Meeting of Shareholders held August 4, 1998.

Exhibit 4.2	Amendment to 1998 Stock Incentive Plan – Incorporated herein by reference to Exhibit A to Registrant’s Proxy Statement for the Annual Meeting of Shareholders held August 7, 2001.

Exhibit 4.3	Articles V, VI and VII of the Company’s Restated Articles of Incorporation, as amended as of May 15, 1991 – Incorporated herein by reference to Form 10-K for the year ended March 30, 1991.

Exhibit 4.4	Articles V, VI and VII of the Company’s Restated Articles of Incorporation, as amended as of May 15, 1991 – Incorporated by reference to Form 10-K for the year ended March 30, 1991.

Exhibit 4.5	Articles I and IV of the Company’s By-Laws, as amended as of November 26, 1997 – Incorporated by reference to Form 10-Q for the quarter ended January 3, 1998.

Exhibit 4.6	Agreement of the Company to furnish a copy of any agreement relating to certain long-term debt and leases to the Securities and Exchange Commission upon its request – Incorporated by reference to Form 10-K for the year ended March 27, 1987.

Exhibit 4.7	Amended and Restated Rights Agreement, dated as of December 24, 1998, between Marsh Supermarkets, Inc. and National City Bank – Incorporated by reference to Form 8-K, dated December 21, 1998.

Exhibit 4.8	Indenture, dated as of February 15, 1993, between Marsh Supermarkets, Inc. and Society National Bank, as trustee, including form of Indenture, for $17,500,000 7% Convertible Subordinated Debentures, due 2003 – Incorporated by reference to Registration Statement on Form S-2 (File No. 33-65738)

Exhibit 4.9	Indenture, dated August 5, 1997, between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, for $150,000,000 8 7/8% Senior Subordinated Notes, due 2007 – Incorporated by reference to Registration Statement on Form S-4 (File No. 333-34855)

Exhibit 4.10	First Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated December 31, 1997 – Incorporated by reference to Form 10-K for the year ended March 28, 1998.

Exhibit 4.11	Second Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated January 28, 2000 – Incorporated by reference to Form 10-K for year ended April 1, 2000.

Exhibit 4.12	Third Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company, as trustee, dated June 22, 2000 – Incorporated by reference to Form 10-K for year ended April 1, 2000.

Exhibit 4.13	Credit Agreement between Marsh Supermarkets, Inc. and certain of its subsidiaries and The Provident Bank, as Agent and Arranger, dated June 23, 2000 – Incorporated by reference to Form 10-K for year ended April 1, 2000.

Exhibit 4.14	Fourth Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank & Trust Company, as trustee, dated October 15, 2001.

Exhibit 5.1	Opinion of P. Lawrence Butt

Exhibit 23.1	Consent of P. Lawrence Butt (included in Exhibit 5.1)

Exhibit 23.2	Consent of Ernst & Young LLP

Exhibit 24.1	Power of Attorney (included on page II-4 to this Registration Statement)